Exhibit 32.1


                          EAGLE BANCORP AND SUBSIDIARY
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Eagle Bancorp (the "Company") on Form 10-QSB for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Larry A. Dreyer, Chief Executive Officer of the Company, and Peter J. Johnson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Larry A. Dreyer                        /s/ Peter J. Johnson
-------------------------------------      -------------------------------------
Larry A. Dreyer                            Peter J. Johnson
President and Chief Executive Officer      Sr. VP/Treasurer and Chief
                                           Financial Officer
November 12, 2003                          November 12, 2003




         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         The foregoing exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed filed as part of this Report.

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